UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           ONLINE TELE-SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

               Nevada                                    98-0583175
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Block 225, 02-213, Tampines St. 23, Singapore              521225
  (Address of principal executive offices)               (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered:                              each class is to be registered
--------------------                              ------------------------------

  Not Applicable                                           Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:
(if applicable) 333-162730

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Registrant's securities contained under "Description of Securities" in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission under File No. 333-162730 on June 4, 2010, is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

The following Exhibits are filed with this registration statement:

3.1      Articles of Incorporation*

3.2      Bylaws*

4.1      Specimen Stock Certificate*

10.1 Subscription Agreement dated June 5, 2008 between the Registrant and Geronimo Abelanes.*

10.2 Subscription Agreement dated June 5, 2008 between the Registrant and Mario Jakiri Tolentino.*

10.3 Form of Subscription Agreement related to the Regulation S private placement.*

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*    Filed as exhibits to our Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on October 29, 2009 and incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONLINE TELE-SOLUTIONS, INC.


By: /s/ Mario Jakiri Tolentino
   --------------------------
   Mario Jakiri Tolentino
   President, Treasurer and Director
   (Principal Executive Officer,
   Principal Accounting Officer and
   Principal Financial Officer)

Date: April 8, 2011


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